UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 13, 2010

YTB International, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 14, 2010, the Board of Directors (the “Board”) of YTB International, Inc. (the “Company”) approved the Amended 2007 Sales Director Bonus Plan (the “Amended Plan”) and suspended any awards under the Amended Plan until further notice.  The 2007 Sales Director Bonus Plan (the “Original Plan”) was revised to change the nonqualified discounted stock option award available for qualifying sales directors (independent contractors) of the Company from a dollar value of stock options at five performance-based achievement levels to a set number of undiscounted nonqualified stock options at each of the same five achievement levels.  The Original Plan was also revised to change the vesting conditions of the stock option award to one-third vesting on the grant date of the award, one-third vesting on the first anniversary of the grant date and one-third vesting on the second anniversary of the grant date.  All other material terms of the Original Plan remain unchanged.

The foregoing summary of the Amended Plan is qualified in its entirety by reference to the Amended Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2010, the Company issued a press release announcing the resignation of Thomas B. Baker from the Company’s Board and the appointment of Fred E. Lutzeier to the Board.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Resignation of Thomas B. Baker from the Board

On September 13, 2010, Mr. Baker resigned from his position as a member of the Board.  There were no disagreements between Mr. Baker and the Company on any matter relating to the Company’s operations, policies, or practices that resulted in his resignation.  Mr. Baker served as the Chairman of the Audit Committee of the Board.

Appointment of Fred E. Lutzeier to the Board

Effective as of September 14, 2010, the Board appointed Mr. Lutzeier to serve as a Class II member of the Board and Chairman of the Audit Committee.  Mr. Lutzeier will serve the remainder of the Class II term until the June 2013 Annual Meeting of Shareholders.

Mr. Lutzeier, 57, resides in St. Louis, Missouri, and is currently a Principal with Mueller Prost PC since March 2010 and a Managing Partner of Bankers' Alliance Group, LLC since May 2009.  Previously, Mr. Lutzeier was a partner with KPMG LLP’s Advisory Services from January 1999 through April 2005.  In addition, he served as National Managing Director of Risk and Advisory Services for CBIZ from June 2006 through December 2008.  Mr. Lutzeier has extensive experience in accounting, finance, corporate governance, and Securities and Exchange Act reporting, along with experience in a wide variety of business operations.  He has over fourteen years of combined public accounting experience with PricewaterhouseCoopers LLP and KPMG LLP and over fourteen years of experience as a financial executive with Ashland, Inc. and Arch Coal, Inc.  He earned a Bachelor of Science degree in Business Administration from Washington University in St. Louis and a Master of Business Administration degree from Webster University.  Mr. Lutzeier is also a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Missouri Society of Certified Public Accountants.

Mr. Lutzeier was granted a one-time restricted stock award in connection with his appointment to the Board, which consisted of 40,000 shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”).  The at-election award will vest ratably over a period of four years on each grant date anniversary, subject to Mr. Lutzeier’s continued service on the Board.

As a non-employee member of the Board, Mr. Lutzeier will also receive the following annual compensation:  (i) $30,000 cash for his services as a Board member; (ii) $12,000 cash for his services as Chairman of the Audit Committee; (iii) a restricted stock award of 30,000 shares of Class A Common Stock to be granted during the May 17th - May 30th window following the filing of the Company’s quarterly report on Form 10-Q for its first fiscal quarter, vesting entirely on the first anniversary of such grant date, subject to ratification by the full Board; (iv) $1,000 cash for each meeting of the Board or a committee thereof that he attends; and (v) reimbursement for all reasonable fees and expenses incurred in connection with the performance of services on the Company’s behalf.

Mr. Lutzeier has no family relationships with any of our directors or executive officers.  There have been no related party transactions between the Company or any subsidiary of the Company and Mr. Lutzeier reportable under Item 404(a) of Regulation S-K.

Appointment of Jeremy Hemann as Chief Financial Officer

On September 16, 2010, the Company issued a press release announcing the appointment of Jeremy Hemann as the Company’s Chief Financial Officer.  As Chief Financial Officer of the Company, Mr. Hemann will serve as the Company’s principle financial officer.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

On September 14, 2010, the Board appointed Mr. Hemann, 32, of Edwardsville, Illinois, to the position of Vice President and Chief Financial Officer of the Company.  He joined the Company in August 2005 and has served as Corporate Controller overseeing the Company's finance and accounting operations, including financial strategy, management and reporting, since his arrival.  Mr. Hemann has extensive experience in the areas of financial auditing, compliance matters, and overall process improvement.  He holds a Bachelor's degree in Accounting from the University of Illinois.

In connection with his role as Vice President and Chief Financial Officer of the Company, Mr. Hemann will receive the following compensation and other benefits to be paid by the Company:  (i) an annual salary of $185,000; (ii) family health insurance coverage; and (iii) long-term disability insurance.  In addition, Mr. Hemann is eligible to participate in the Company’s 2010 Incentive Plan, which provides that he will receive a cash bonus of 25% to 37.5% of his base salary, subject to Board approval, upon the achievement of certain financial performance objectives as described in the 2010 Incentive Plan and set by the Board.

Mr. Hemann has no family relationships with any of our directors or executive officers.  There have been no related party transactions between the Company or any subsidiary of the Company and Mr. Hemann reportable under Item 404(a) of Regulation S-K.

Amendment to Chief Executive Officer Compensation

Also on September 14, 2010, the Board approved an increase of $60,000 annually to Mr. Robert M. Van Patten for his duties as Chief Executive Officer.  With the appointment of the Company’s new Chief Financial Officer, Mr. Van Patten will no longer serve as the Company’s interim principal financial officer and therefore, will no longer receive the additional $12,000 per month previously approved by the Board for his duties in this position.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

No.	Description

10.1	Amended 2007 Sales Director Bonus Plan.
99.1	Press release dated September 15, 2010.
99.2	Press release dated September 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
YTB INTERNATIONAL, INC.

Date: September 17, 2010	By:	/s/ Robert M. Van Patten
Name: Robert M. Van Patten
Title: President and Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Amended 2007 Sales Director Bonus Plan.
99.1	Press release dated September 15, 2010.
99.2	Press release dated September 16, 2010.